UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2013

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 000-22494

Nevada	88-0304799
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, NV 89169

(Address of principal executive offices)  (Zip Code)

(702) 567-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

In connection with the previously announced consent solicitation (the “Consent Solicitation”) by Ameristar Casinos, Inc. (“Ameristar”) seeking consents from holders of the $1,040,000,000 outstanding principal amount of its 7.50% Senior Notes due 2021 (the “Notes) for waivers (the “Proposed Waivers”) of and amendments (the “Proposed Amendments”) to certain provisions of the indenture governing the Notes (the “Indenture”), on April 2, 2013, Ameristar, certain subsidiaries of Ameristar, as guarantors under the Indenture, and Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), executed a Fourth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture setting forth the Proposed Waivers and the Proposed Amendments.  Under the Proposed Waivers, Ameristar had sought the consent of holders of the Notes to waive their right to a repurchase offer that would otherwise be required by a change of control due to certain merger transactions (collectively, the “Merger”) in connection with the proposed acquisition of Ameristar by Pinnacle Entertainment, Inc. (“Pinnacle”) and to waive compliance with any covenant (other than with respect to the due and punctual payment of principal of, and premium, if any, and interest on the Notes) that would be violated as a result of the Merger.  The Proposed Waivers became effective and operative upon execution of the Supplemental Indenture.  The Proposed Amendments amend certain covenants and other provisions of the Indenture to, among other things, remove (subject to certain limitations) restrictions with respect to “Restricted Payments” (as defined in the Indenture) made or deemed to be made in connection with certain of the Merger transactions.  The Proposed Amendments will generally be operative, if at all, immediately prior to the consummation of the Merger, or at such other operative times as described in the Supplemental Indenture.  This summary is qualified by the text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 of this Current Report is also responsive to Item 3.03 of this Current Report and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On April 2, 2013, Ameristar announced the results of the Consent Solicitation, which expired at 5:00 p.m., New York City time, on April 2, 2013.  Ameristar received the requisite consents to approve the Proposed Waivers and the Proposed Amendments and, as a result, Ameristar, the subsidiary guarantors and the Trustee executed the Supplemental Indenture as described in Item 1.01 above.  The press release announcing the results of the Consent Solicitation is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.  The exhibits listed below are incorporated herein in their entirety.

Exhibit	Description
4.1	Fourth Supplemental Indenture, dated as of April 2, 2013, by and among Ameristar Casinos, Inc., the guarantors party thereto and Wilmington Trust, National Association, as Trustee

99.l	Press Release of Ameristar Casinos, Inc., dated April 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.

		By:	/s/ Peter C. Walsh
			Name:	Peter C. Walsh
			Title:	Senior Vice President and General Counsel

Dated:	April 2, 2013

EXHIBIT INDEX

Exhibit	Description

4.1	Fourth Supplemental Indenture, dated as of April 2, 2013, by and among Ameristar Casinos, Inc., the guarantors party thereto and Wilmington Trust, National Association, as Trustee

99.1	Press Release of Ameristar Casinos, Inc., dated April 2, 2013